UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 2, 2009, Equinix, Inc. (“Equinix”) will present at the NASDAQ OMX 23rd Investor Program being held in London. Certain presentation slides to be used in the presentation are attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

As previously disclosed in the Registration Statement on Form S-4 that Equinix filed on November 25, 2009, both Equinix and Switch & Data Facilities Company, Inc. (“Switch and Data”) filed Notification and Report Forms with the Antitrust Division of the Department of Justice, or the Antitrust Division, and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, or the HSR Act, on November 4, 2009. As a result, the waiting period under the HSR Act with respect to the merger between Equinix and Switch and Data was scheduled to expire on December 4, 2009. However, following the submission of materials relating to the transaction to the Antitrust Division staff and consultation with the staff, Equinix intends to voluntarily withdraw its Notification and Report Form on December 3, 2009 and re-file the form on December 7, 2009. Equinix’s re-filing will give the Antitrust Division staff more time to review the information submitted by the parties and to complete its initial investigation before the staff must determine whether to issue a formal request for additional information. The effect of this re-filing will be to extend the waiting period under the HSR Act an additional 30 days to January 6, 2010.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Presentation slides to be used on December 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: December 1, 2009	By:	/s/ BRANDI GALVIN MORANDI
Brandi Galvin Morandi
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Presentation slides to be used on December 2, 2009.